Exhibit 10.1

CONFIDENTIAL GENERAL RELEASE AND SEPARATION AGREEMENT

This Confidential General Release and Separation Agreement (“AGREEMENT”) is made and entered into by and between Barry C. Fischetto (“EMPLOYEE”) and Farmer Bros. Co., a Delaware corporation (the “Company”).

In consideration of the covenants undertaken and releases contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and EMPLOYEE agree as follows:

1.    Separation. EMPLOYEE is hereby separated from employment with Company effective February 13, 2017 (the “Separation Date”). Company acknowledges EMPLOYEE’s separation pursuant to the covenants, releases, terms, and conditions set forth in this AGREEMENT.

2.    Severance Package.

(a)    Severance Pay. In consideration for the covenants and releases herein by EMPLOYEE, the Company shall pay EMPLOYEE six months of severance pay (the “Severance Pay”), which amount is determined in accordance with the Company’s Severance Pay Plan set forth by its standard policies and procedures. The Severance Pay shall be paid in regular installments on the Company’s regular pay dates, commencing on the first regular pay date after the Separation Date that is at least eight (8) days after I sign and return this Agreement and continuing until all installments are paid (the “Severance Period”), Employee’s total Severance Pay shall equal $150,000.00. The Severance Pay shall be subject to normal withholding and any other deductions required by law or previously authorized by EMPLOYEE.

(b)    Health Insurance. Health Insurance coverage will continue until the last day of the month in which the Separation Date occurs. Thereafter, Company shall partially reimburse you for your COBRA coverage under the Company’s health care plan for you for six months; however, the Company’s contribution for such coverage shall be the same percentage of the coverage cost that it would have paid had EMPLOYEE’s employment not terminated. The Company’s obligations under this paragraph are contingent on EMPLOYEE’s timely election of COBRA coverage; EMPLOYEE’s payment of the COBRA premium; and providing to the Company sufficient documentary proof of such election and payments.

(c)    Bonuses. A bonus for the 2017 fiscal year based on the applicable Target Award for Fiscal Year 2017, if and to the extent that the Company satisfies its threshold requirements, and the degree of achievement of Company performance goals under the Plan for Fiscal Year 2017 as determined in accordance with the Plan, with individual goals deemed to be achieved at 100% and prorated for the partial fiscal year ending on the Separation Date.

(d)    Separation Characterization.    EMPLOYEE’s termination shall be referred to as a voluntary resignation.

3.    No Further Obligations. Except for the obligations expressly set forth herein, Company shall make no further payments or contributions on behalf of EMPLOYEE or EMPLOYEE’s family members, whether for salary, vacation, sick days, life insurance, long term disability insurance, cash profit sharing, tuition reimbursement, deferred profit sharing or for any other compensation or benefits following the Separation Date. EMPLOYEE shall continue to be entitled to any benefits vested under any Company retirement benefit plan.

4.    Release and Other Covenants of EMPLOYEE. In consideration for the Severance Pay, other payments and benefits, and other covenants of Company made herein:

(a)    General Release. EMPLOYEE, on his own behalf and on behalf of his descendants, dependents, spouse, heirs, executors, administrators, assignees and successors, and each of them, hereby releases and forever discharges Company and any and all of its parent, subsidiary, and affiliated corporations, businesses and partnerships, and all of its officers, directors, employees, agents, shareholders, attorneys, insurers, employee benefits plans, past and present, as well as the heirs, executors, administrators, predecessors, successors and assigns (the “RELEASEES”) from and against any and all damages, costs, claims, debts, demands, suits, actions, causes of action, employment benefits, grievances, wages, obligations, debts and liability of any kind or nature whatsoever, including but not limited to attorneys’ fees, whether known or unknown, fixed or contingent, that EMPLOYEE ever had or may now or hereafter have or claim to have or incur as a result of any matter whatsoever from the beginning of time through the date of this AGREEMENT, or based upon the relationship that has heretofore existed between the EMPLOYEE and Company, or arising out of or based upon any act, omission or event which occurred or should have occurred prior to the date of this AGREEMENT. EMPLOYEE also hereby covenants not to file a lawsuit or participate in a class action lawsuit to assert any claims released by EMPLOYEE pursuant to this AGREEMENT. This general release includes but is not limited to claims arising out of or in connection with: (i) EMPLOYEE’s employment relationship with Company or the EMPLOYEE’s termination thereof; (ii) any allegation that Company wrongfully or unlawfully terminated, discharged or laid off EMPLOYEE; (iii) any allegation of violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Worker’s Adjustment and Retraining Notification Act, the National Labor Relations Act, the Rehabilitation Act of 1973, the Uniform Services Employment and Reemployment Rights Act, the Family and Medical Leave Act of 1993; or any other applicable state, municipal or city ordinance; (iv) any allegation of breach of contract, defamation, intentional or negligent infliction of emotional distress, workplace harassment or discrimination, invasion of privacy, violation of public policy, negligence or any other tort; (v) any allegation of a breach of any contract of employment, express or implied, or of a violation of any Company policy or procedure, of the U.S. Constitution or constitution of any state, or any other law, rule, regulation or ordinance pertaining to employment or the termination of employment; and/or (vi) any other statutory or common law cause of action. EMPLOYEE acknowledges and affirms that EMPLOYEE is not aware of any conduct, occurrences or facts occurring before or during employment with Company or at any time before the date of this AGREEMENT that would constitute a violation of or give rise to a claim under any statute, common law or legal theory released in this Section 4(a). The foregoing release does not extend to EMPLOYEE’s vested right(s), if any, to receive any benefit under the terms of any “employee benefit plan,” as defined in Section 3(3) of ERISA.

                (b)        Leave Rights.  EMPLOYEE represents that EMPLOYEE has received all leave under the Family and Medical Leave Act, as amended (“FMLA”) and any State  or local law providing for family or medical leave to which EMPLOYEE believes EMPLOYEE is entitled, and EMPLOYEE is not aware of any facts on which a claim under either the FMLA or a State’s Family Rights Act could be brought.

                 (c)        Unknown Claims.  It is EMPLOYEE’s intention in signing this AGREEMENT that it should be effective as a bar to each and every claim, demand and cause of action stated above.  In furtherance of this intention, EMPLOYEE hereby expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code or similar State civil code or statute, and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor.”

(d)    Claims Not Released. Section 4(a) is not intended to and does not release any claim arising out of any breach of this AGREEMENT by Company, EMPLOYEE’s right to challenge the validity of this AGREEMENT, or any claims that cannot be waived or released as a matter of law including any pending workers’ compensation claims filed by EMPLOYEE against Company.

(f)    No Right to Rehire. EMPLOYEE recognizes that EMPLOYEE’s employment relationship with Company has been permanently severed as of the Separation Date, and that Company has no obligation, contractual or otherwise, to rehire, reemploy, recall or hire EMPLOYEE in the future.

(g)    No Unauthorized Access. EMPLOYEE agrees that EMPLOYEE will not, without consent of Company, enter the exterior or interior premises of any Company facility, or attend any meeting, function or event sponsored by Company.

(h)    All Wages Paid. EMPLOYEE acknowledges that EMPLOYEE has been paid EMPLOYEE’s compensation in full through the Separation Date, including all benefits and unused, earned or accrued vacation, and is not entitled to any other compensation except as specifically set forth in this AGREEMENT.

(i)    No Assignment of Claims. EMPLOYEE represents that EMPLOYEE has not assigned or otherwise transferred to any party any claim that is being released pursuant to this AGREEMENT.

(j)    Acknowledgment of Obligations. EMPLOYEE acknowledges and agrees to the obligations and provisions described in Section 2(c) and Section 5 of the Company’s Severance Pay Plan.

(k)    No Actions. EMPLOYEE represents that EMPLOYEE has not filed any action, lawsuit, claim, charge, or complaining against any of the RELEASEES with any local, state or federal agency or court. EMPLOYEE further represents that EMPLOYEE is not aware of any employment-related injury for which EMPLOYEE may be entitled to workers’ compensation benefits for which no claim has been filed to as of the date of EMPLOYEE’s signature below.

5.    Remedies for Breach. In the event that EMPLOYEE breaches any of the terms or provisions of this AGREEMENT, Company’s obligations under this AGREEMENT shall immediately terminate, including without limitation, all remaining monetary obligations of Company to EMPLOYEE other than any obligation for vested pension benefits that are outstanding at the time of the breach. EMPLOYEE acknowledges that the remedies at law for a breach of this AGREEMENT are inadequate and that Company shall be entitled to injunctive relief from a court of competent jurisdiction to prevent a breach by EMPLOYEE of the terms of this AGREEMENT.

6.    No Admission. The parties expressly agree that nothing contained in this AGREEMENT is or may be construed as an admission by Company or EMPLOYEE of any liability, wrongdoing or unlawful conduct. Neither this AGREEMENT nor anything in this AGREEMENT shall be construed to be, or shall be admissible in any proceeding as, evidence of liability or wrongdoing by the Company or any of its employees or agents.

7.    Severability. Each of the terms of this AGREEMENT is deemed severable in whole or in part and if any term or provision, or the application thereof, in any circumstance should be illegal, invalid or unenforceable, the remaining terms and provisions shall not be affected thereby and shall remain in full force and effect.

8.    Governing Law/Jurisdiction. This AGREEMENT shall be deemed to have been executed and delivered within the State of Texas. To the full extent permitted by law, in all respects the rights and obligations of the parties under this AGREEMENT shall be interpreted, enforced and governed in accordance with the laws of Texas applicable to contracts made and to be performed in that state and without regard to the principles of conflict of laws. Any and all legal actions or proceedings against either party arising out of this AGREEMENT or EMPLOYEE’s employment with Company shall be brought in a court of appropriate jurisdiction sitting in Tarrant County, Texas and each party submits to and accepts the exclusive jurisdiction of such courts for the purpose of such legal action or proceeding. Each party hereby irrevocably waives any objection it may now have or hereafter have to this choice of venue of any legal action or proceeding in any such court and further waives any claim that any legal action or proceeding brought in any such court has been brought in an inappropriate forum.

9.    Entire Agreement. Except where specifically incorporated by reference herein, This Agreement constitutes and contains the entire agreement and understanding concerning Employee’s termination of employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

10.    No Other Promises. EMPLOYEE represents that EMPLOYEE is entering into this AGREEMENT without any threat or coercion, and without reliance on any promise, inducement or statement, written or oral, made by any person representing Company, except as expressly set forth in this AGREEMENT.

11.    Successors and Assigns. This AGREEMENT shall be binding on and shall inure to the benefit of Company and its legal representatives, transferees, successors, and assigns, and shall be binding on EMPLOYEE and EMPLOYEE's legal representatives, heirs, transferees, successors and assigns; provided that, notwithstanding anything to the contrary contained elsewhere in this AGREEMENT, the obligations of Company to make payments and provide other benefits to EMPLOYEE or EMPLOYEE's dependents under this AGREEMENT shall terminate upon the EMPLOYEE's death, unless sooner terminated on the dates set forth earlier in this AGREEMENT.

12.    Waiver. No waiver of any breach of any term or provision of this AGREEMENT shall be construed to be, nor shall be, a waiver of any other breach of this AGREEMENT. No waiver shall be binding unless in writing and signed by the party waiving the breach.

13.    ADEA Waiver. In accordance with the Older Workers Benefit Protection Act of 1990, EMPLOYEE is hereby advised that this AGREEMENT includes a release and waiver of claims under the Age Discrimination in Employment Act, and EMPLOYEE agrees as follows:

(a)	This AGREEMENT is written in a manner calculated to be understood by EMPLOYEE, and EMPLOYEE understands it;

(b)	This AGREEMENT provides consideration to EMPLOYEE in addition to anything else EMPLOYEE is already entitled to receive;

(c)	EMPLOYEE is hereby advised to consult with an attorney before signing this AGREEMENT;

(d)
EMPLOYEE has twenty-one (21) days, from the date EMPLOYEE receives this Agreement, to consider this AGREEMENT. If EMPLOYEE signs this Agreement before the expiration of the twenty-one (21) day period, EMPLOYEE hereby waives the remainder of that period. EMPLOYEE agrees that any changes or amendments to this AGREEMENT, whether or not material, will not restart the twenty-one (21) day period;

(e)
EMPLOYEE has seven (7) days after signing this AGREEMENT to revoke this AGREEMENT, and this AGREEMENT will not be effective, and EMPLOYEE will not receive any of the separation benefits, until that revocation period has expired; and

If EMPLOYEE wishes to revoke this AGREEMENT, EMPLOYEE must deliver written notice via hand-delivery or email, stating EMPLOYEE’s intent to revoke to Tom Mattei, General Counsel, Farmer Bros. Company 1912 Farmer Brothers Drive, Northlake, Texas 76262 (tmattei@farmerbros.com), on or before 5:00 p.m. on the seventh (7th) day after the date on which you sign this AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the _17th_ day of February, 2017.

EMPLOYEE NAME	FARMER BROS. CO.

/s/ BF	By:	/s/ Suzanne Gargis
Barry C. Fischetto		Suzanne Gargis
Its

ENDORSEMENT
I, BARRY C. FISCHETTO, hereby acknowledge that I was granted twenty-one (21) days to to consider the foregoing Agreement and, if I signed it before the expiration of the twenty-one (21) day period, I did so voluntarily.
I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.
EXECUTED this _17th___ day of February__, 2017, at Roanoke, Texas.

/s/ BF
Barry C. Fischetto